EXHIBIT 8(a)



                       CUSTODIAN CONTRACT
                             Between
                     USAA MUTUAL FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY





                        TABLE OF CONTENTS

                                                             Page
1. Employment of Custodian and Property to be Held By It . . . .1

2. Duties of the Custodian with Respect to Property
    of the Fund Held by the Custodian. . . . . . . . . . . . . .2
   2.1    Holding Securities . . . . . . . . . . . . . . . . . .2
   2.2    Delivery of Securities . . . . . . . . . . . . . . . .3
   2.3    Registration of Securities . . . . . . . . . . . . . .6
   2.4    Bank Accounts. . . . . . . . . . . . . . . . . . . . .7
   2.5    Payments for Shares. . . . . . . . . . . . . . . . . .7
   2.6    Investment and Availability of Federal Funds . . . . .8
   2.7    Collection of Income . . . . . . . . . . . . . . . . .8
   2.8    Payment of Fund Moneys . . . . . . . . . . . . . . . .9
   2.9    Liability for Payment in Advance of
       Receipt of Securities Purchased . . . . . . . . . . . . 11
   2.10   Payments for Repurchases or Redemptions of
       Shares of the Fund. . . . . . . . . . . . . . . . . . . 12
   2.11   Appointment of Agents. . . . . . . . . . . . . . . . 13
   2.12   Deposit of Fund Assets in Securities System. . .  . .13
   2.13   Ownership Certificates for Tax Purposes. . . . . . . 16
   2.14   Proxies. . . . . . . . . . . . . . . . . . . . . . . 16
   2.15   Communications Relating to Fund Portfolio Securities 17
   2.16   Proper Instructions. . . . . . . . . . . . . . . . . 17
   2.17   Actions Permitted Without Express Authority. . . . . 18
   2.18   Evidence of Authority. . . . . . . . . . . . . . . . 19

3. Duties of Custodian With Respect to the Books of Account
   and Calculation of Net Asset Value and Net Income . . . . . 19
4. Records . . . . . . . . . . . . . . . . . . . . . . . . . . 20
5. Opinion of Fund's Independent Accountants . . . . . . . . . 21
6. Reports to Fund by Independent Public Accountants . . . . . 21
7. Compensation of Custodian . . . . . . . . . . . . . . . . . 22
8. Responsibility of Custodian . . . . . . . . . . . . . . . . 22
9. Effective Period, Termination and Amendment . . . . . . . . 23
10.  Successor Custodian . . . . . . . . . . . . . . . . . . . 24
11.  Interpretive and Additional Provisions. . . . . . . . . . 25
12.  Additional Funds. . . . . . . . . . . . . . . . . . . . . 26
13.  Massachusetts Law to Apply. . . . . . . . . . . . . . . . 26
14.  Prior Contracts . . . . . . . . . . . . . . . . . . . . . 26



                       CUSTODIAN CONTRACT


   This Contract between USAA MUTUAL FUND, INC., a corporation organized and existing under the laws of Maryland, having its principal place of business at USAA Building, 9800 Fredricksburg
Road, San Antonio, Texas 78288 hereinafter called the "Fund," and
State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin
Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian,"
   WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and
   WHEREAS, the Fund intends to offer Shares of five series, the Federal Securities Money Market Fund, the Growth Fund, the Income
Fund, the Money Market Fund and the Sunbelt Era Fund, Inc. (such series, together with all other series subsequently established by the Fund and made subject to this Contract in accordance with paragraph 12, being herein referred to as the "Fund(s)");
   WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1. Employment of Custodian and Property to be Held by It
   The Fund hereby employs the Custodian as the Custodian of its assets pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $0.01 par value, ("Shares") of the Fund as may be issued or sold from time to time. The
Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.
   Upon receipt of Proper Instructions, the Custodian shall from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Directors of the fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.
2.     Duties of the Custodian with Respect to Property of the Fund
       Held By the Custodian
2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System."
2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:
       1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;
       2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;
       3) In the case of a sale effected through a Securities
          System, in accordance with the provisions of Section
          2.12 hereof;
       4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;
       5) To the Issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;
       6) To the Issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to
          Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;
       7) To the broker selling the same for examination in
          accordance with the "street delivery" custom;
       8) For exchange or conversion pursuant to any plan of
          merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;
          provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;
       9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;
      10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United
          States government, its agencies or instrumentalities;
      11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;
      12) Upon receipt of instructions from the transfer agent
          ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and
      13) For any other proper corporate purpose, but only upon
          receipt of, in addition to Proper Instructions, a
          certified copy of a resolution of the Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant
          Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.
2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to
       Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street" or other good delivery form.
2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company
       Act of 1940. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.
2.5 Payments for Shares. The Custodian shall receive from the distributor for the Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The
       Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.
2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,
       1) invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund; and
       2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.
2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.
2.8    Payment of Fund Moneys.  Upon receipt of Proper
       Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:
       1) Upon the purchase of securities for the account of the Fund but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;
       2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in
          Section 2.2 hereof;
       3) For the redemption or repurchase of Shares issued by the Fund as set forth in Section 2.10 hereof;
       4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund:
          interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;
       5) For the payment of any dividends declared pursuant to the governing documents of the Fund;
       6) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Directors or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.
2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.
2.10 Payments for Repurchases or Redemptions of Shares of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Articles of Incorporation and any applicable votes of the Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.
2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.
2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:
         1) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;
         2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;
         3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund.
            The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities
            System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund.
         4) The Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;
         5) The Custodian shall have received the initial or annual certificate, as the case may be, required by
            Article 9 hereof;
         6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.
2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers or securities.
2.14 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.
2.15 Communications Relating to Fund Portfolio Securities.  The
     Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.
2.16 Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialled by one or more person or persons as the Directors shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered
     Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The
     Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Directors of the Fund accompanied by a detailed description of procedures approved by the Directors, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.
2.17 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:
         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund;
         2) surrender securities in temporary form for securities in definitive form;
         3) endorse for collection, in the name of the Fund,
            checks, drafts and other negotiable instruments; and
         4) in general, attend to all non-discretionary details in
            connection with the sale, exchange, substitution,
            purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Directors of the Fund.
2.18 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.
3. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.
4. Records The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.
5. Opinion of Fund's Independent Accountant. The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1, and Form N-1R or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.
6. Reports to Fund by Independent Public Accountants.  The
   Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities
   System, relating to the services provided by the Custodian under this Contract; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.
7. Compensation of Custodian. The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.
8. Responsibility of Custodian. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate
   Agreement entered into between the Custodian and the Fund.
       If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.
9. Effective Period, Termination and Amendment. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant
   Secretary that the Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant
   Secretary that the Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.
       Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.
10. Successor Custodian. If a successor custodian shall be appointed by the Directors of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder.
       If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Directors of the Fund, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.
       In the event that no written order designating a successor custodian or certified copy of a vote of the Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract.
   Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.
       In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of vote referred to or of the Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.
11. Interpretive and Additional Provisions. In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.
12. Additional Funds. In the event that the Fund establishes one or more series of Shares in addition to the Federal
   Securities Money Market Fund, the Growth Fund, the Income
   Fund, the Money Market Fund and the Sunbelt Era Fund,
   Inc., with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.
13. Massachusetts Law to Apply. This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.
14. Prior Contracts. This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.


   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 3rd day of November, 1982.

SEAL
ATTEST                              USAA MUTUAL FUND, INC.


/s/ Robert L. Worrall               By/s/ George K. Sykes
---------------------               ---------------------

SEAL
ATTEST                              STATE STREET BANK AND TRUST COMPANY


(illegible signature)               By/s/ Dave Hawkes
----------------------              ------------------
Assistant Secretary                 Vice President




                           EXHIBIT 8(b)


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171


Gentlemen:

     Pursuant to Section 12 of the Custodian Contract dated as of November 3, 1982 between USAA Mutual Fund, Inc. (the "Company") and State Street Bank and Trust Company, (the "Custodian") please be advised that the Company has established a new series of its shares, namely, the Income Stock Fund (the "Fund"), and please be further advised that the Company desires to retain the Custodian to render custody services under the Custodian Contract to the Fund in accordance with the fee schedule attached hereto as Exhibit A.

     Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A.

                                          USAA MUTUAL FUND, INC.


Attest:  /s/ Michael D. Wagner            By:  /s/ John A. Knubel
         ----------------------              ---------------------
         Secretary                           President



Dated:  April 20, 1987


     We are willing to render custody services to the Income Stock Fund in accordance with the fee schedule attached hereto as Exhibit A.

                                        STATE STREET BANK AND TRUST COMPANY



Attest: /s/ R. Sullivan                 By: /s/ (illegible signature)
-------------------------                  --------------------------
                                           Vice President

Dated: April 20, 1987



                      STATE STREET BANK AND TRUST COMPANY

                            Custodian Fee Schedule

                            USAA INCOME STOCK FUND



I.        Administration

          Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

          The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


                    ANNUAL FEES PER PORTFOLIO


                                             Custody, Port-
            Fund Net Assets                  folio & Fund Acct.
            ---------------                  ------------------
           First $20 Million                    1/ 15 of 1%
           Next $80 Million                     1/ 30 of 1%
           Excess                               1/100 of 1%


                         Phase-In Period

          First three months                     $  850
          Next three months                      $1,700
          Thereafter                             $2,500


     II.  Portfolio Trades - For each line item processed

          State Street Bank Repos                      $ 7.00

          All other trades                             $16.00


     III. Options

          Option charge for each option written or
          closing contract, per issue, per broker      $25.00

          Option expiration charge, per issue,
          per broker                                   $15.00

          Option exercised charge, per issue,
          per broker                                   $15.00


     IV.  Lending of Securities

          Deliver loaned securities versus cash
          collateral                                   $20.00

          Deliver loaned securities versus securities
          collateral                                   $30.00

          Receive/deliver additional cash collateral   $ 6.00

          Substitutions of securities collateral       $30.00

          Deliver cash collateral versus receipt of
          loaned securities                            $15.00

          Deliver securities collateral versus
          receipt of loaned securities                 $25.00

          Loan administration -- mark-to-market per
          day, per loan                                $ 3.00

     V.   Interest Rate Futures

          Transactions -- no security movement         $ 8.00

    VI.   Coupon Bonds

          Monitoring for calls and processing
          coupons -- for each coupon issue
          held -- monthly charge                       $ 5.00

   VII.   Holdings Charge

          For each issue maintained -- monthly charge  $ 5.00


  VIII.   Out-of-Pocket Expenses

          A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month.
          Out-of-pocket expenses include, but are not limited to the following:

               Telephone
               Wire Charges ($4.38 per wire in and $4.23 out)
               Postage and Insurance
               Courier Service
               Duplicating
               Legal Fees
               Supplies Related to Fund Records
               Rush Transfer -- $8.00 Each
               Transfer Fees
               Sub-custodian Charges
               Price Waterhouse Audit Letter



     USAA INCOME STOCK FUND       STATE STREET BANK AND TRUST CO.


By   /s/ James A. Robinson         By  (illegible signature)
---------------------------          -----------------------

Title   Treasurer                  Title   Vice President
       -----------                        ---------------

Date  May 8, 1987                  Date  April 20, 1987



                           EXHIBIT 8(c)



           AMENDMENT NO. 1 TO THE CUSTODIAN AGREEMENT



   AMENDMENT made this 30th day of October 1987 by and between USAA MUTUAL FUND, INC., a Maryland Corporation (hereinafter called the "Company") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "Custodian").
   WHEREAS, the Company and the Custodian entered into a Custodian Agreement dated November 3, 1982;
   WHEREAS, the Company desires to engage in futures and options trading in connection with its investment activity;
   NOW THEREFORE, the Company and the Custodian pursuant to
Section 11 of the aforementioned Custodian Agreement mutually agree to the following provisions.

   Insert page 5, Section 2.2 "new" paragraphs 12, 13 and renumber "old" paragraphs 12 and 13 as 14 and 15:

   12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian as a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

   13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

   Insert page 9, Section 2.8(1), line 1 after..."securities"" options, futures contracts or options on futures contracts,

   Insert page 9, Section 2.8(1), line 3 after..."such securities": , or evidence of title to such options, futures contracts or options on futures contracts,

   Insert page 10, Section 2.8, 1) line 4, after..."or another bank," "or a broker-dealer which is a member of NASD,"

   Insert page 11, Section 2.8 "new" paragraph 6) and renumber
"old" paragraph 6):

   6) For payment of the amount of dividends received in respect of securities sold short;

   Insert page 16, "new" Section 2.13 renumbering "old" Sections
2.13, 2.14, 2.15, 2.16 and 2.17:

   2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause
          (iv), upon receipt of, in addition to Proper
          Instructions, a certified copy of a resolution of the Board of Directors or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

   Insert page 17, Section 2.15 line 4 after..."in connection therewith": "and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund"

   Insert page 21, paragraph 6, line 4, after..."safeguarding securities,": futures contracts and options on futures contracts,

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the aforementioned day and year.



ATTEST                             USAA MUTUAL FUND, INC.

/s/ Nora P. McDaniel               By/s/ Michael J. C. Roth
---------------------              -------------------------
Assistant Secretary                Executive Vice President


ATTEST                             STATE STREET BANK AND TRUST COMPANY


/s/ Peter H. Larson                By/s/ K. Bergeron
--------------------               --------------------
Assistant Secretary                Vice President




                           EXHIBIT 8(d)




                        AMENDMENT TO THE
                       CUSTODIAN CONTRACT

   AGREEMENT made this 3rd day of November 1988 by and between STATE STREET BANK AND TRUST COMPANY ("Custodian") and USAA MUTUAL FUND, INC. (the "Fund").
                        WITNESSETH THAT:
   WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated November 3, 1982 (as amended to date, the "Contract") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:
   NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Contract and mutually agree to the following:
   Replace subsection 7) of Section 2.2 Delivery of Securities with the following new subsection 7):
       7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

   IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.



ATTEST                             USAA MUTUAL FUND, INC.


/s/ Nora P. McDaniel               /s/ Michael J. C. Roth
----------------------             -------------------------
Assistant Secretary                Executive Vice President


ATTEST                             STATE STREET BANK AND TRUST COMPANY


/s/ Nancy Grady                    /s/ Guy R. Sturgeon
--------------------               --------------------
Assistant Secretary                Vice President




                            EXHIBIT 8(e)





                        AMENDMENT TO THE
                       CUSTODIAN CONTRACT
AGREEMENT made this 6th day of February, 1989 by and between STATE STREET BANK AND TRUST COMPANY ("Custodian") and USAA MUTUAL FUND, INC. (the "Fund").
                        WITNESSETH THAT:
   WHEREAS, the Custodian and the Fund are parties to a Custodian Contract dated November 3, 1982 (as amended to date, the "Contract") which governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund:
   NOW THEREFORE, the Custodian and the Fund hereby amend the terms of the Custodian Contract and mutually agree to the following:

   Insert as the final paragraph under Responsibility of
   Custodian:

   If the Fund requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Fund assets to the extent necessary to obtain reimbursement, provided that Custodian shall, with respect to Fund assets as to which Custodian has perfected its lien and which Custodian proposes to dispose of pursuant to the foregoing right, give the Fund notice identifying such assets and the Fund shall have five business days from receipt of such notice to notify the Custodian if the Fund wishes the Custodian to dispose of Fund assets of equal value other than those identified in such notice; in the absence of any contrary notification from the Fund, Custodian shall be free to dispose of the Fund assets initially identified to the extent necessary to realize the amounts to which it is entitled hereunder.

   IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST                               USAA MUTUAL FUND, INC.

/s/ Nora P. McDaniel                 /s/ Michael J. C. Roth
----------------------               -----------------------
Assistant Secretary                  Executive Vice President


ATTEST                               STATE STREET BANK AND TRUST COMPANY


/s/ Maureen Fitzgerald               /s/ K. Bergeron
-------------------------            --------------------
Assistant Secretary                  Vice President





                          EXHIBIT 8(f)




               AMENDMENT TO THE CUSTODIAN CONTRACT


   AGREEMENT made by and between State Street Bank and Trust
Company (the "Custodian") and USAA Mutual Fund, Inc. (the
"Fund").

   WHEREAS, the Custodian and the Fund are parties to a custodian contract dated November 3, 1982 (the "Custodian
Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

   WHEREAS, the Custodian and the Fund desire to amend the Custodian Contract to provide for the maintenance of the Fund's foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940;

   NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and conditions;

   1.    Appointment of Foreign Sub-Custodians

       The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions," as defined in Section 2.16 of the Custodian Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund's assets.

   2.    Assets to be Held

       The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities," as defined in paragraph (c) (1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

   3.    Foreign Securities Depositories

       Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 5 hereof.

   4.    Segregation of Securities

       The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

   5.    Agreements with Foreign Banking Institutions

       Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

   6.    Access of Independent Accountants of the Fund

       Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

   7.    Reports by Custodian

       The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advice or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

   8.    Transactions in Foreign Custody Account

       (a) Except as otherwise provided in paragraph (b) of this Section 8, the provisions of Sections 2.2 and 2.8 of the Custodian Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

       (b) Notwithstanding any provision of the Custodian Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

       (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of the Custodian Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

   9.    Liability of Foreign Sub-Custodians

       Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

   10.   Liability of Custodian

       The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in the Custodian
Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a banch of a U.S. bank as contemplated by paragraph
13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk, (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street
London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

   11.   Reimbursement for Advances

       If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

   12.   Monitoring Responsibilities

       The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this amendment to the Custodian Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

   13.   Branches of U.S. Banks

       (a) Except as otherwise set forth in this amendment to the Custodian Contract, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by
Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of the Custodian Contract.

       (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London Branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

   14.   Applicability of Custodian Contract

       Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 8th day of November, 1993.

ATTEST:                              USAA MUTUAL FUND, INC.

/s/ Michael D. Wagner                By:/s/ Michael J. C. Roth
------------------------             ---------------------------
Secretary                            President


ATTEST:                              STATE STREET BANK AND TRUST
                                        COMPANY

(illegible signature)                By:/s/ Ronald E. Logue
---------------------                -----------------------
Assistant Secretary                  Executive Vice President




                           SCHEDULE A
                         17f-5 APPROVAL



   The Board of Directors of USAA Mutual Fund, Inc. (Short-Term Bond Fund and Money Market Fund has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:


   Fund
   Officer
   Initials


   /s/ AMC     Euroclear/State Street London Limited
   -------
               Cedel/State Street London Limited
   -------


   Certified by:


   /s/ Alex M. Ciccone                   11/15/93
   -------------------                   --------------
   Fund's Authorized Officer             Date






                           EXHIBIT 8(g)


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA  02171

Gentlemen:

   Pursuant to Section 12 of the Custodian Agreement dated as of February 6, 1989 between USAA Mutual Fund, Inc. (the "Company") and State Street Bank and Trust Company (the "Custodian"), please be advised that the Company has established two new series of its shares, namely, the Short-Term Bond Fund and the Growth & Income Fund (the "Funds"), and please be further advised that the Company desires to retain the Custodian to render custody services under the Custodian Agreement to the Funds in accordance with the fee schedule attached hereto as Exhibit A.

   Please state below whether you are willing to render such services in accordance with the fee schedule.

                                   USAA MUTUAL FUND, INC.


Attest:/s/ Michael D. Wagner       By:/s/ Michael J. C. Roth
       ---------------------          -----------------------
       Secretary                      President


Dated: June 1, 1993


   We are willing to render custody services to the Short-Term
Bond Fund and the Growth & Income Fund in accordance with the fee schedules.

                                      STATE STREET BANK AND TRUST COMPANY


Attest:/s/ Marguerite Summers         By:/s/ K. Donelin
       -----------------------           ------------------
       Assistant Vice President          Vice President


Dated:  June 1, 1993




                                                       STATE STREET

               STATE STREET BANK AND TRUST COMPANY
                     CUSTODIAN FEE SCHEDULE

                   USAA TAX-EXEMPT FUND, INC.
                      USAA INVESTMENT TRUST
                     USAA MUTUAL FUND, INC.
                    USAA STATE TAX-FREE TRUST
-------------------------------------------------------------------
I. Custody, Portfolio and Fund Accounting Services - Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger, and capital stock accounts. Prepare daily trial balance.
   Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund or via State Streets Automated Pricing service.

   The administration fee shown below is an annual charge, in basis points, billed and payable monthly, based on average monthly net assets.

                    ANNUAL FEES PER PORTFOLIO

                    Annual Full Service Fees
                        -----------------
   First 50 Million                   3.50 Basis Points
   Next 50 Million                    2.50 Basis Points
   Next 100 Million                   1.50 Basis Points
   Excess                             0.85 Basis Points

   Minimum Monthly Charge             $2,000.00

II.    Portfolio Trades - For Each Line Item Processed

   State Street Bank Repos                                     $ 7.00
   DTC or Fed Book Entry                                       $12.00
   Boston/New York Physical                                    $25.00
   PTC Buy/Sell                                                $20.00
   All Other Trades                                            $16.00
   Maturity Collections (NY Physical)                          $ 8.00
   Option Charge for each option written or
   closing contract, per issue, per broker                     $25.00
   Option expiration/Option exercised                          $15.00
   Interest Rate Futures -- no security movement               $ 8.00
   Monitoring for calls and processing coupons --
   for each coupon issue held -- monthly charge                $ 5.00
   Principal Reduction Payments Per Paydown                    $10.00
   Interest/Dividend Claim Charges
   (For items held at the Request of Traders over record
   date in street form)                                        $50.00

III.   Holdings Charge
   Per Security per Month (Domestic Securities Only)           $ 5.00




                                                     STATE STREET

               STATE STREET BANK AND TRUST COMPANY
                     CUSTODIAN FEE SCHEDULE

                   USAA TAX-EXEMPT FUND, INC.
                      USAA INVESTMENT TRUST
                     USAA MUTUAL FUND, INC.
                    USAA STATE TAX-FREE TRUST
-------------------------------------------------------------------
IV.    Affirmation Charge

   Per Affirmation per Month                                   $ 1.00

V. Global Custody

   U.S. Equivalent Market Value                      13.75 Basis Points
   Euroclear                                          5.00 Basis Points

VI.    Automated Pricing Via NAVigator

   Monthly Base Fee:
   Funds with International Holdings                           $375.00
   All other Funds                                             $300.00

   Monthly Quote Charge:

   - Municipal Bonds via Muller Data                           $ 10.00
   - Municipal Bonds via Kenny Information Systems             $ 16.00
   - Government, Corporate and Convertible Bonds
     via Merrill Lynch                                         $ 11.00
   - Corporate and Government Bonds via Muller Data            $ 11.00
   - Options, Futures and Private Placements                   $ 6.00
   - Foreign Equities and Bonds via Extel Ltd.                 $ 6.00
   - Listed Equities, OTC Equities, and Bonds                  $ 6.00
   - Corporate, Municipal, Convertible and
     Government Bonds, Adjustable Rate Preferred
     Stocks via IDSI                                           $12.00

VII.   Shareholder Check-Writing Service

   Per check presented for payment
   (excluding postage)                                         $  .65

VIII.  Advertised Yield Service

   Annual Maintenance Fee:

   For each portfolio maintained, monthly charge is based on the number of holdings as followed:

                                                      STATE STREET

               STATE STREET BANK AND TRUST COMPANY
                     CUSTODIAN FEE SCHEDULE

                   USAA TAX-EXEMPT FUND, INC.
                      USAA INVESTMENT TRUST
                     USAA MUTUAL FUND, INC.
                    USAA STATE TAX-FREE TRUST
-------------------------------------------------------------------



         Holding per Portfolio              Monthly Charge
         ---------------------              --------------

                0 to 50                        $250.00
              50 to 100                        $300.00
               over 100                        $350.00



IX.    Special Services

   Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for yield calculation, securities lending, and other special items will be negotiated separately.

X. Out-of-Pocket Expenses

   A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

       Telephone/Telex
       Wire Charges ($5.25 per wire and $5.00 out)
       Postage and Insurance (includes check writing postage)
       Courier Service
       Duplicating
       Legal Fees
       Supplies Related to Fund Records
       Rush Transfer -- $8.00 Each
       Transfer Fees
       Sub-Custodian Charges
       Price Waterhouse Audit Letter
       Federal Reserve Fee for Return Check items over $2,500 - $4.25 (Bill directly to USAA Transfer Agency Company)
       GNMA Transfer - $15 each
       PTC Deposit/Withdrawal for same day turnarounds - $50.00


                                                    STATE STREET

               STATE STREET BANK AND TRUST COMPANY
                     CUSTODIAN FEE SCHEDULE

                   USAA TAX-EXEMPT FUND, INC.
                      USAA INVESTMENT TRUST
                     USAA MUTUAL FUND, INC.
                    USAA STATE TAX-FREE TRUST




USAA TAX EXEMPT FUND, INC.
USAA INVESTMENT TRUST
USAA MUTUAL FUND, INC.
USAA TAX EXEMPT TRUST (name struckout)
USAA TAX FREE TRUSTSTATE STREET BANK & TRUST CO.



BY: /s/ Sherron Kirk                BY:/s/ Marguerite Summers
    ---------------------              ---------------------
    Sherron Kirk                       Marguerite Summers


TITLE:  TREASURER                  TITLE:  VICE PRESIDENT
-----------------------            ------------------


DATE:  10-4-94                     DATE:  9/28/94
-----------------                  ------------------